UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

TEXTRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V29811-Z86977-P05733 TEXTRON INC. 40 WESTMINSTER STREET PROVIDENCE, RI 02903 TEXTRON INC. 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET. For shares held in a Plan, vote by April 21, 2024 11:59 PM ET. You invested in TEXTRON INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024. Vote Virtually at the Meeting* April 24, 2024 11:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/TXT2024 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 30, 2023, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V29812-Z86977-P05733 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Richard F. Ambrose For 1b. Kathleen M. Bader For 1c. R. Kerry Clark For 1d. Scott C. Donnelly For 1e. Michael X. Garrett For 1f. Deborah Lee James For 1g. Thomas A. Kennedy For 1h. Lionel L. Nowell III For 1i. James L. Ziemer For 1j. Maria T. Zuber For 2. Approval of the Textron Inc. 2024 Long-Term Incentive Plan. For 3. Approval of the advisory (non-binding) resolution to approve executive compensation. For 4. Ratification of appointment of independent registered public accounting firm. For 5. Shareholder Proposal regarding independent board chairman. Against NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.